City Mix L.L.C. -Abu Dhabi                   PO BOX 47427
               --------------------------                   Abu Dhabim U.A.E.
        (A Company with a Limited Liability with            Tel +971-2-622-3458
         a Paid-up Capital of UAE Dhs 150,000)              Fax +917-2-622-3457

January 4, 2005

                             LETTER OF UNDERTAKING
                             ---------------------

Pursuant to the agreements reached between the parties and taking into account Mr. Mubarak Al Ahbabi's wishes City Mix LLC undertakes to make the settlement with Mr. Mubarak Al Ahbabi ("Mr. Mubarak") as follows.

1. A current date check for AED 191,000 shall be forwarded to Mr. Mubarak through Mr. Khalid M. Kadfoor AL-Mehairi of Emirates Advocates upon signing legal documents prepared by Emirates Advocates by Mr. Mubarak.
     Note. The amount of AED 191,000 represents the sponsorship fee for 2004 of AED 200,000 minus land fee of AED 9,000. The receipt is attached hereto.

2. The sponsorship fee for 2005 and 2% of gross revenues from the truck rental shall be paid to Mr. Mubarak by installments described below if City Mix LLC continues to receive revenues from the truck rental, namely if City Mix LLC before each installment date as below receives payment as per Rental Agreement of 29/08/02, Annex 1 of 12/09/02 and Annex 2 of 30/10/02 signed between City Mix LLC and RMC Supermix LLC.

3.   The schedule of installments shall be as follows:

     (a)  January 30, 2005 - AED 86,888 consisting of:

          -    AED 62,917  representing on third of the sponsorship fee for 2005 of AED 200,000 minus estimated land fee in 2005 of AED 11,250.
          -    AED 21,228  representing  one third of 2% of gross  revenues from the  truck  rental  from  September  2002 to  December  2004 (AED
               63,684).
          - AED 2,743 representing 2% of gross revenues from the truck rental in January 2005.

     (b)  February 28, 2005 - AED 86,888 consisting of:

          -    AED 62,917 representing one third of the sponsorship fee for 2005 of AED 200,000 minus estimated land fee in 2005 of AED 11,250.
          -    AED 21,228  representing  one third of 2% of gross  revenues from the truck  rental  from  September  2002 to  December  2004 ( AED
               63,864)
          - AED 2,743 representing 2% of gross revenues from the truck rental in February 2005

     (c)  March 30, 2005 - AED 86,886 consisting of:

          -    AED 62,917  representing on third of the sponsorship fee for 2005 of AED 200,000 minus estimated land fee in 2005 of AED 11,250.
          -    AED 21,226  representing  one third of 2% of gross  revenues from the  truck  rental  from  September  2002 to  December  2004 (AED
               63,684).
          - AED 2,743 representing 2% of gross revenues from the truck rental in March 2005.

Total: AED 260,662

Beginning from April 2005 CIty Mix shall continue paying to Mr. Mubarak monthly 2% of gross revenues from the truck rental in the amount of AED 2,743. ALl the above payments of AED 2,743 are based on the present truck rental amounts received by City Mix LLC, and if the latter changes they shall change accordingly.

/s/ Andrey Kharlanov
--------------------
Andrey Kharlanov
General Manager